FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175, x 5692

charles.lynch@pediatrix.com

FOR IMMEDIATE RELEASE

Pediatrix Medical Group Reports First Quarter Results

FORT LAUDERDALE, Fla., May 2, 2023 - Pediatrix Medical Group, Inc. (NYSE: MD), the nation’s leading provider of highly specialized health care for women, children and babies, today reported earnings from continuing operations of $0.17 per share for the three months ended March 31, 2023. On a non-GAAP basis, Pediatrix reported Adjusted EPS from continuing operations of $0.23.

For the 2023 first quarter, Pediatrix reported the following results from continuing operations:

•
Net revenue of $491 million;
•
Income from continuing operations of $14 million; and
•
Adjusted EBITDA of $40 million.

“Our first quarter operating results were in line with our expectations and reflected modest improvements in revenue cycle management operations,” said James D. Swift, M.D., Chief Executive Officer of Pediatrix Medical Group. “We believe the combination of our continued focus on improved service to our affiliated physicians, our hospital and health system relationships, and our financial strength will position Pediatrix to drive strong results for all of our stakeholders.”

Operating Results from Continuing Operations – Three Months Ended March 31, 2023

Pediatrix’s net revenue for the three months ended March 31, 2023 was $491.0 million, compared to $482.2 million for the prior-year period. Pediatrix’s overall same-unit revenue increased by 2.0 percent, slightly offset by the impact of net acquisition activity.

Same-unit revenue attributable to patient volume increased by 1.6 percent for the 2023 first quarter as compared to the prior-year period. Shown below are year-over-year percentage changes in certain same-unit volume statistics for the three months ended March 31, 2023. (Note: figures in the below table reflect contributions only to net patient service revenue and exclude other contributions to total same-unit revenue, including contract and administrative fees.)

Three Months Ended March 31, 2023
Hospital-based patient services	1.1%
Office-based patient services	4.0%

Neonatology services (within hospital-based services):
Total births	(2.0)%
Neonatal intensive care unit (NICU) days	(0.4)%

Same-unit revenue from net reimbursement-related factors increased by 0.4 percent for the 2023 first quarter as compared to the prior-year period. This primarily reflects improved collections related to revenue cycle management activities, partially offset by a decrease in Coronavirus Aid, Relief, and Economic Security (“CARES”) Act relief recorded and a decrease in the percentage of our patients being enrolled in commercial insurance programs.

During the first quarter of 2023, the Company recorded no miscellaneous revenue from funds received under the CARES Act, compared to $10.4 million in the prior year period, which decreased the Company’s same-unit revenue from net reimbursement-related factors by 2.2 percent for the three months ended March 31, 2023. The percentage of services reimbursed by commercial and other non-government payors declined by approximately 70 basis points compared to the prior-year period.

For the 2023 first quarter, practice salaries and benefits expense was $362.2 million, compared to $343.2 million for the prior-year period. This increase primarily reflects same-unit clinical compensation increases and salary increases related to acquisitions completed over the past year, partially offset by a decrease in incentive compensation.

For the 2023 first quarter, general and administrative expenses were $59.1 million, as compared to $61.3 million for the prior-year period. This net decrease is primarily related to cost reductions from net staffing reductions completed over the past year.

For the first quarter of 2023, the Company recorded no transformational and restructuring related expenses, compared to $1.4 million for the first quarter of 2022.

Adjusted EBITDA from continuing operations, which is defined as earnings from continuing operations before interest, taxes, depreciation and amortization, and transformational and restructuring related expenses, was $40.1 million for the 2023 first quarter, compared to $50.7 million for the prior-year period. Funds received from the provider relief fund established by the CARES Act favorably impacted Adjusted EBITDA by approximately $6.2 million for the first quarter of 2022.

Depreciation and amortization expense was $9.0 million for the first quarter of 2023 compared to $8.8 million for the first quarter of 2022.

Investment and other income was $0.6 million for the first quarter of 2023, compared to $0.9 million for the first quarter of 2022.

Interest expense was $10.4 million for the first quarter of 2023 compared to $11.8 million for the first quarter of 2022. This decrease primarily reflects lower total debt from the Company’s previously-disclosed refinancing transactions completed during the first quarter of 2022.

Pediatrix generated net income from continuing operations of $14.2 million, or $0.17 per diluted share, for the 2023 first quarter, based on a weighted average 82.3 million shares outstanding. This compares with a net loss from continuing operations of $21.2 million, or $0.25 per diluted share, for the 2022 first quarter, based on a weighted average 85.4 million shares outstanding. The decrease in weighted average shares outstanding is related to share repurchases completed during 2022.

For the first quarter of 2023, Pediatrix reported Adjusted EPS from continuing operations of $0.23, compared to $0.33 for the first quarter of 2022. For these periods, Adjusted EPS from continuing operations is defined as diluted income from continuing operations per common and common equivalent share excluding non-cash amortization expense, stock-based compensation expense, transformational and restructuring related expenses, and discrete tax events. For the first quarter of 2022, Adjusted EPS also excludes loss on early extinguishment of debt. Funds received from the provider relief fund established by the CARES Act favorably impacted Adjusted EPS by $0.07 for the first quarter of 2022.

Financial Position and Cash Flow – Continuing Operations

Pediatrix had cash and cash equivalents of $6.1 million at March 31, 2023, compared to $9.8 million on December 31, 2022, and net accounts receivable was $278.7 million.

For the first quarter of 2023, Pediatrix used cash of $100.6 million to fund continuing operations, compared to a use of $89.9 million during the first quarter of 2022. Pediatrix typically uses cash during the first quarter of each year as it pays incentive compensation, primarily to its affiliated physicians, and employee benefit plan matching contributions that were accrued during the prior year. Additionally, during the first quarter of 2023, the Company used $7.0 million to fund capital expenditures.

At March 31, 2023, Pediatrix had total debt outstanding of $752 million, consisting of its $400 million in 5.375% Senior Notes due 2030; $238 million in borrowings under its Term A Loan; and $114 million in borrowings under its revolving line of credit.

2023 Outlook

As previously disclosed, Pediatrix anticipates that its 2023 Adjusted EBITDA, as defined below, will be in a range of $235 million to $245 million.

Non-GAAP Measures

A reconciliation of Adjusted EBITDA from continuing operations and Adjusted EPS from continuing operations to the most directly comparable GAAP measures for the three months ended March 31, 2023 and 2022 and of Adjusted EBITDA from continuing operations to the most directly comparable GAAP measure for the year ending December 31, 2023 is provided in the financial tables of this press release.

Earnings Conference Call

Pediatrix will host an investor conference call to discuss the quarterly results at 9 a.m., ET today. The conference call Webcast may be accessed from the Company’s Website, www.pediatrix.com. A telephone replay of the conference call will be available from 12:45 p.m. ET today through midnight ET May 9, 2023 by dialing 1-866-207-1041, access Code 4550879. The replay will also be available at www.pediatrix.com.

ABOUT PEDIATRIX MEDICAL GROUP

Pediatrix® Medical Group, Inc. (NYSE:MD) is the nation’s leading provider of physician services. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Specialties include obstetrics, maternal-fetal medicine and neonatology complemented by more than 20 pediatric subspecialties, as well as pediatric primary and urgent care clinics. The group’s high-quality, evidence-based care is bolstered by significant investments in research, education, quality-improvement and safety initiatives. The physician-led company was founded in 1979 as a single neonatology practice and today provides its highly specialized and often critical care services through more than 5,000 affiliated physicians and other clinicians in 37 states. To learn more about Pediatrix, visit www.pediatrix.com or follow us on Facebook, Instagram, LinkedIn, Twitter and the Pediatrix blog.  Investment information can be found at www.pediatrix.com/investors.

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the Company’s transition to a third-party revenue cycle management provider; the impact of surprise billing legislation; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential healthcare reform; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the COVID-19 pandemic on the Company and its financial condition and results of operations; the impact of the divestiture of the Company’s anesthesiology and radiology medical groups; the impact of management transitions; the timing and contribution of future acquisitions or organic growth initiatives; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.

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Pediatrix Medical Group, Inc.

Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenue	$491,008	$482,229
Operating expenses:
Practice salaries and benefits	362,235	343,155
Practice supplies and other operating expenses	30,720	28,489
General and administrative expenses	59,059	61,287
Depreciation and amortization	8,953	8,769
Transformational and restructuring related expenses	—	1,421
Total operating expenses	460,967	443,121
Income from operations	30,041	39,108
Investment and other income	634	875
Interest expense	(10,390)	(11,818)
Loss on early extinguishment of debt	—	(57,016)
Equity in earnings of unconsolidated affiliates	427	505
Total non-operating expenses	(9,329)	(67,454)
Income (loss) from continuing operations before income taxes	20,712	(28,346)
Income tax (provision) benefit	(6,506)	7,401
Income (loss) from continuing operations	14,206	(20,945)
Loss from discontinued operations, net of tax	—	(247)
Net income (loss)	14,206	(21,192)
Net loss attributable to noncontrolling interest	—	4
Net income (loss) attributable to Pediatrix Medical Group, Inc.	$14,206	$(21,188)
Other comprehensive income (loss), net of tax
Unrealized holding gain (loss) on investments, net of tax of $227 and $894	604	(2,668)
Total comprehensive income (loss) attributable to Pediatrix Medical Group, Inc.	$14,810	$(23,856)
Per common and common equivalent share data (diluted):
Net income (loss) attributable to Pediatrix Medical Group, Inc.:	$0.17	$(0.25)
Weighted average common shares	82,318	85,405

Pediatrix Medical Group, Inc.

Reconciliation of Income (Loss) from Continuing Operations

to Adjusted EBITDA from Continuing Operations Attributable to

Pediatrix Medical Group, Inc.

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Income (loss) from continuing operations attributable to Pediatrix Medical Group, Inc.	$14,206	$(20,941)
Interest expense	10,390	11,818
Loss on early extinguishment of debt	—	57,016
Income tax provision (benefit)	6,506	(7,401)
Depreciation and amortization expense	8,953	8,769
Transformational and restructuring related expenses	—	1,421
Adjusted EBITDA from continuing operations attributable to Pediatrix Medical Group, Inc.	$40,055	$50,682

Pediatrix Medical Group, Inc.

Reconciliation of Diluted Income (Loss) from Continuing Operations per Share to Adjusted Income from Continuing Operations per Diluted Share (“Adjusted EPS”)

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023		2022
Weighted average diluted shares outstanding	82,318		85,405
Income (loss) from continuing operations and diluted income from continuing operations per share attributable to Pediatrix Medical Group, Inc.	$14,206	$0.17	$(20,941)	$(0.25)
Adjustments (1):
Amortization (net of tax of $499 and $541)	1,496	0.02	1,621	0.02
Stock-based compensation (net of tax of $752 and $1,109)	2,257	0.03	3,326	0.04
Transformational and restructuring expenses (net of tax of $355)	—	—	1,066	0.01
Loss on early extinguishment of debt (net of tax of $14,254)	—	—	42,762	0.50
Net impact from discrete tax events	720	0.01	492	0.01
Adjusted income and diluted EPS from continuing operations attributable to Pediatrix Medical Group, Inc.	$18,679	$0.23	$28,326	$0.33

(1) A blended tax rate of 25% was used to calculate the tax effects of the adjustments for the three months ended March 31, 2023 and 2022.

Pediatrix Medical Group, Inc.

Balance Sheet Highlights

(in thousands)

(Unaudited)

	As of March 31, 2023	As of December 31, 2022
Assets:
Cash and cash equivalents	$6,124	$9,824
Investments	96,709	93,239
Accounts receivable, net	278,739	296,787
Other current assets	27,020	28,139
Intangible assets, net	17,487	18,491
Operating and finance lease right-of-use assets	66,793	66,924
Goodwill, other assets, property and equipment	1,827,179	1,834,483
Total assets	$2,320,051	$2,347,887
Liabilities and shareholders' equity:
Accounts payable and accrued expenses	$226,675	$374,225
Total debt, net	757,728	651,279
Operating lease liabilities	65,035	65,802
Other liabilities	360,842	364,949
Total liabilities	1,410,280	1,456,255
Total shareholders' equity	909,771	891,632
Total liabilities and shareholders' equity	$2,320,051	$2,347,887

Pediatrix Medical Group, Inc.

Reconciliation of Income from Continuing Operations

to Forward-Looking Adjusted EBITDA from Continuing Operations Attributable to

Pediatrix Medical Group, Inc.

(in thousands)

(Unaudited)

	Year Ended December 31, 2023

Income from continuing operations attributable to Pediatrix Medical Group, Inc.	$110,000	$120,000
Interest expense	42,200	40,000
Income tax provision	44,800	47,000
Depreciation and amortization expense	38,000	38,000
Adjusted EBITDA from continuing operations attributable to Pediatrix Medical Group, Inc.	$235,000	$245,000